UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 10, 2025, Vicarious Surgical Inc. (the “Company”) received a written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating the Company was no longer in compliance with the NYSE’s continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “Minimum Market Capitalization Standard”) due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million.

In accordance with applicable NYSE procedures, the Company timely submitted a plan (the “Compliance Plan”) to the NYSE advising it of the definitive actions the Company has taken, is taking, and plans to take that would bring it into conformity with the Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Cure Period”). On July 8, 2025, the NYSE notified the Company that it had accepted the Compliance Plan (the “Acceptance Letter”). The NYSE will review the Company on a quarterly basis to confirm compliance with the Compliance Plan. If the Company fails to comply with the Compliance Plan or does not meet the Minimum Market Capitalization Standard at the end of the Cure Period, it will be subject to NYSE’s prompt initiation of suspension and delisting procedures.

The Acceptance Letter has no immediate impact on the listing of the Company’s Class A common stock, which will continue to be listed and traded on the NYSE during the Cure Period, subject to the Company’s continued compliance with the Compliance Plan and NYSE’s other continued listing standards. However, the Class A common stock trading symbol will have an added designation of “.BC” to indicate that the status of the Class A common stock is below criteria with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.

The current noncompliance with the NYSE listing standards does not affect the Company’s ongoing business operations or its U.S. Securities and Exchange Commission (the “Commission”) reporting requirements. The Company is considering all available options to regain compliance with NYSE’s continued listing standards.

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On July 7, 2025, the Company dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The dismissal of Deloitte was approved by the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company.

Deloitte’s audit report dated March 17, 2025 on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, other than the explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023 and subsequent interim periods through the date of dismissal, there have been no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused them to make reference thereto in their report on the financial statements. Additionally, during the fiscal years ended December 31, 2024 and 2023 and subsequent interim periods through the date of dismissal, there have been no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of material weaknesses in the Company's internal control over financial reporting which existed during the Company's fiscal year ended December 31, 2024, as disclosed in Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Commission on March 17, 2025 and during the Company’s fiscal quarter ended March 31, 2025, as disclosed in Part I, Item 4 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the Commission on May 12, 2025. The material weaknesses related to the Company lacking the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting requirements of a public company, and the material weaknesses manifested themselves in ways that included the improper segregation of duties relating to review of the recording of journal entries and the reconciliation of key accounts and safeguarding of assets, as well as the analysis of accounting for certain transactions and accounts, improper controls related to information technology, ineffective risk assessment process and documentation and monitoring of control processes, accounting policies and procedures. This reportable event was discussed among the Company’s management, the Audit Committee, and Deloitte. Deloitte has been authorized by the Company to respond fully to the inquiries of Cherry Bekaert LLP (“Cherry Bekaert”), the Company’s successor independent registered public accounting firm as further described below, concerning this reportable event.

The Company provided Deloitte with a copy of the foregoing disclosure to this Item 4.01 and has requested that Deloitte furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company set forth above. Attached as Exhibit 16.1 is a copy of Deloitte’s letter, dated July 11, 2025, stating their agreement with the statements set forth in the second, third and fourth paragraphs under this Item 4.01(a).

(b) New Independent Registered Public Accounting Firm.

On July 7, 2025, in connection with the Company’s dismissal of Deloitte, the Audit Committee approved the engagement of Cherry Bekaert as its new independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2025. The decision to retain Cherry Bekaert was approved by the Audit Committee.

During the two most recent fiscal years and in the subsequent interim period through July 7, 2025, neither the Company, nor any party on its behalf, consulted with Cherry Bekaert regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written reports or oral advice were provided to the Company by Cherry Bekaert that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of (a) a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or (b) a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP dated July 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Executive Officer

Date: July 11, 2025

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